Exhibit 10.3

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into on May 1, 2019, and revises certain terms, effective as of the date provided below, of that employment agreement entered into by CrossFirst Bankshares, Inc., a corporation, incorporated under the laws of the State of Kansas (the “Company”), and George Jones (“Employee”) on May 1, 2018 (the “Employment Agreement”).

WHEREAS, the Company and Employee entered into the Employment Agreement for the purpose of memorializing the terms of Employee’s employment with the Company;

WHEREAS, section 4.9(b) of the Employment Agreement allows the Employment Agreement to be modified by written instrument, executed by the party against whom enforcement of such modification may be sought;

WHEREAS, the Company and Employee previously agreed to amend the Employment Agreement on March 20, 2019, to reflect certain changes in the Company’s equity incentive compensation plans and automobile allowance policy; and

WHEREAS, the Company desires to amend the Employment Agreement for a second time to provide that in the event of the Employee’s termination of employment during the twelve (12) month period following a “Change in Control” (as defined in the Employment Agreement) Employee will be entitled to a severance payment equal to three (3) times the sum of both Employee’s then current base salary and the average of Employee’s bonuses for the preceding three (3) years.

NOW, THEREFORE, effective as of May 1, 2019, section 3.4(b) of the Employment Agreement is hereby deleted and replaced with the following:

(b) Severance Payment. Payments equal to three (3) times the sum of both Employee’s current Base Salary and the average of the bonuses for the preceding three (3) years to be made on a bi-monthly basis over the ensuing twelve (12) months following the Employee’s Date of Termination; and

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date set forth above.

CROSSFIRST BANKSHARES, INC.	EMPLOYEE:

/s/Dave O’Toole	/s/George F. Jones Jr.
Dave O’Toole	George F. Jones, Jr.

Chief Financial Officer